                                                                     EXHIBIT 4.2


                              AMENDMENT AGREEMENT
                              -------------------

     This Amendment Agreement ("Agreement") is entered into as of January 14,
                                ---------
2000 by and between (i) Numerical Technologies, Inc., a California corporation (the "Company"), (ii) the purchasers of the Company's Series A Preferred Stock
      -------
(the "Series A Purchasers") pursuant to the Company's Series A Preferred Stock
      -------------------
Purchase Agreement dated October 19, 1996, (iii) the purchasers of the Company's Series B Preferred Stock (the "Series B Purchasers") pursuant to the Series B
                               -------------------
Preferred Stock Purchase Agreement dated June 27, 1997, (iv) the purchasers of the Company's Series C Preferred Stock (the "Series C Purchasers") pursuant to
                                             -------------------
the Series C Preferred Stock Purchase Agreement dated June 5, 1998, (v) the purchasers of the Company's Series D Preferred Stock (the "Series D Purchasers")
                                                           -------------------
pursuant to the Series D Preferred Stock Purchase Agreement dated June 4, 1999,
(vi) the former shareholders of Transcription Enterprises Limited who acquired shares of the Company's Series E Preferred Stock (the "Series E Purchasers")
                                                       -------------------
(collectively, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers and the Series E Purchasers are referred to as the "Purchasers") pursuant to an Agreement and Plan of Reorganization dated
        ----------
December 21, 1999, and (vii) Yagyensh C. Pati, Yao-Ting Wang, Thomas Kailath and Michael C Grant (collectively, the "Founders").
                                    --------

                                    RECITALS

     The Company desires to amend the 1999 Second Amended and Restated Shareholders Rights Agreement, dated January 1, 2000 (the "Rights Agreement"),
                                                           ----------------
attached hereto as Exhibit A, to amend Sections 4 and 5 of the Rights Agreement
                   ---------
to provide (i) the right of first refusal granted to the Purchasers in Section 4 shall terminate of the Company's initial public offering (the "IPO"), and (ii)
                                                               ---
the Board of Directors (the "Board") observer rights and Board representation
                             -----
rights in Section 5 shall terminate on the IPO.

                                   AGREEMENT

     NOW, THEREFORE, the parties agree as follows:

     1.  Amendments.
         ----------
         (a) A new Section 4.2 shall be added to Section 4 which shall provide as follows:

              "4.2  Termination.  The rights and obligations granted under
                    -----------
         this Section 4 shall terminate and be of no further force and effect upon the initial public offering of the Company."

         (b) A new Section 5.3 shall be added to Section 5 which shall provide as follows:

              "5.3  Termination.  The rights and obligations granted under this
                    -----------
         Section 5 shall terminate and be of no further force and effect upon the initial public offering of the Company."

     2.  Miscellaneous.
         -------------
         (a)  Waiver. By execution of this Agreement, the undersigned hereby
              ------
     waives any registration rights such person or entity may have in connection with the Company's proposed initial public offering and related Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission.

         (b)  Governing Law. This Agreement shall be governed in all respects by
              -------------
     the internal laws of the Sate of California.

         (c)  Counterparts.  This Agreement may be executed in any number of
              ------------
     counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

         (d)  Successors and Assigns.  Except as otherwise provided herein, this
              ----------------------
     Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         (e)  Titles and Subtitles. The titles and subtitles used in this
              --------------------
     Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     The foregoing Agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    NUMERICAL TECHNOLOGIES, INC.,
                                    a California corporation

                                    /s/ Yagyensh C. Pati
                                    ------------------------------------------
                                    Yagyensh C. Pati
                                    Chief Executive Officer and President

                                    "SERIES A PURCHASERS"

                                    ABBAS EL GAMAL - SMITH BARNEY INC. SEP
                                    CUSTODIAN ACCT. #449-61489-19

                                    By: /s/ James Marguet
                                       ---------------------------------------

                                    Title: VP Investments
                                          ------------------------------------

                                    /s/ Chiang Cheng-Te
                                    ------------------------------------------
                                    Chiang Cheng-Te

                                    /s/ Naren Gupta
                                    ------------------------------------------
                                    Naren K. Gupta, As Custodian for Anneka
                                    Rupali Gupta under the California Uniform
                                    Transfers to Minors Act

                                    /s/ Naren Gupta
                                    ------------------------------------------
                                    Naren K. Gupta, As Custodian for Serena
                                    Sapna Gupta under the California Uniform
                                    Transfers to Minors Act

                                    ------------------------------------------
                                    Thomas Kailath, Trustee of the Paul V.
                                    Kailath Irrevocable Trust UAD 10/1/89

                                    /s/ T. Kailath (Trustee)
                                    ------------------------------------------
                                    Thomas Kailath, Trustee of the Priya S.
                                    Kailath Irrevocable Trust UAD 10/1/89

                                    /s/ Sanko Lan
                                    ------------------------------------------
                                    Hsin-Chang Sanko Lan

                                    /s/ Marc Levenson
                                    ------------------------------------------
                                    Marc D. Levenson

                                    /s/ Li-Hsiang Lin
                                    ------------------------------------------
                                    Li-Hsiang Lin


                                    ROUNDSWAY CORPORATION

                                    By: /s/ Jen-Chang Lan
                                       ---------------------------------------

                                    Title: Chairman
                                          ------------------------------------

                                    /s/ George Verghese
                                    ------------------------------------------
                                    George Verghese and

                                    /s/ Ann Kailath
                                    ------------------------------------------
                                    Ann Kailath

                                    "SERIES B PURCHASERS"

                                    INTEL CORPORATION

                                    By:
                                       ---------------------------------------

                                    Title:
                                          ------------------------------------

                                    /s/ John V. Roos
                                    ------------------------------------------
                                    John V. Roos

                                    WS INVESTMENT COMPANY 97B

                                    By:
                                       ---------------------------------------

                                    Title:
                                          ------------------------------------

                                    "SERIES C PURCHASERS"

                                    /s/ Mahmoud Eltorai
                                    ------------------------------------------
                                    Mahmoud Eltorai &

                                    /s/ Janet Eltorai
                                    ------------------------------------------
                                    Janet Eltorai, Trustees of the Mahmoud &
                                    Janet Eltorai Revocable Trust Deed, Dated
                                    5/31/89

                                    GOEL FAMILY PARTNERSHIP

                                    By: /s/ Prabhu Goel
                                       ---------------------------------------

                                    Title: G.P.
                                          ------------------------------------

                                    /s/ Ash Gupta
                                    ------------------------------------------
                                    Ash Gupta &

                                    /s/ Anita Gupta
                                    ------------------------------------------
                                    Anita Gupta

                                    /s/ Ash Gupta
                                    ------------------------------------------
                                    Ash Gupta as Custodian for Ankush Gupta
                                    Under the New York Uniform Transfers to
                                    Minors Act


                                    /s/ Ash Gupta
                                    ------------------------------------------
                                    Ash Gupta as Custodian for Aman Gupta Under
                                    the New York Uniform Transfers to Minors Act

                                    NAREN AND VINITA GUPTA LIVING TRUST DATED
                                    12/2/94

                                    By: /s/ Naren Gupta
                                       ---------------------------------------

                                    Title: Trustee
                                          ------------------------------------

                                    THE JONES LIVING TRUST

                                    By: /s/ Harvey Jones
                                       ---------------------------------------

                                    Title: Co-Trustee
                                          ------------------------------------

                                    /s/ John Kailath
                                    ------------------------------------------
                                    John Kailath

                                    /s/ Kailath
                                    ------------------------------------------
                                    John Kailath &

                                    /s/ Elizabeth Kailath
                                    ------------------------------------------
                                    Elizabeth Kailath

                                    /s/ Victor Lawrence
                                    ------------------------------------------
                                    Victor Lawrence

                                    /s/ Hua-Yu Liu
                                    ------------------------------------------
                                    Hua-Yu Liu

                                    THE LUNDY 1996 CHARITABLE TRUST

                                    By: /s/ Francis E. Lundy
                                       ---------------------------------------

                                    Title: Trustee
                                          ------------------------------------

                                    MACIAS & RYAN, INC.

                                    By: /s/ signature illegible
                                       ---------------------------------------

                                    Title: President and CEO
                                          ------------------------------------


                                    MARKETECH INTERNATIONAL CORPORATION

                                    By: /s/ Margaret Kao
                                       ---------------------------------------

                                    Title: President
                                          ------------------------------------

                                    MOHR, DAVIDOW VENTURES V, L.P.
                                    BY: FIFTH MDV PARTNERS, L.L.C., GENERAL
                                    PARTNER

                                    By: /s/ Nancy J. Schoendorf
                                       ---------------------------------------

                                    Title: Member
                                          ------------------------------------

                                    MOHR, DAVIDOW VENTURES V, L.P. As nominee for MDV ENTREPRENEUR'S NETWORK FUND II (A), L.P. AND MDV ENTREPRENEURS' NETWORK FUND II
                                    (B), L.P.

                                    BY: FIFTH MDV PARTNERS, L.L.C.,  GENERAL
                                    PARTNER

                                    By: /s/ Nancy J. Schoendorf
                                       ---------------------------------------

                                    Title: Member
                                          ------------------------------------

                                    /s/ Martin Shea
                                    ------------------------------------------
                                    Martin Shea and

                                    /s/ Reshmie Shea
                                    ------------------------------------------
                                    Reshmie Shea

                                    TECHNO PRECISION, INC.

                                    By: /s/ signature illegible
                                       ---------------------------------------

                                    Title: President
                                          ------------------------------------

                                    /s/ Ashok Vaish
                                    ------------------------------------------
                                    Ashok K. Vaish and

                                    /s/ Gita Vaish
                                    ------------------------------------------
                                    Gita Vaish, Trustees, Vaish Trust Dated
                                    11/26/90

                                    /s/ Philip R. Wiser
                                    ------------------------------------------
                                    Philip R. Wiser

                                    "SERIES D PURCHASERS"

                                    THE GOLDMAN SACHS GROUP, INC.

                                    By: /s/ Joseph H. Gleberman
                                       ---------------------------------------
                                       Name: Joseph H. Gleberman
                                       Title: Vice President

                                    STONE STREET FUND 1999, L.P.
                                    By:  Stone Street 1999 Corp.,
                                       its general partner

                                    By: /s/ Katherine L. Nissenbaum
                                       ---------------------------------------
                                       Name: Katherine L. Nissenbaum
                                       Title: Vice President

                                    INDEX VENTURES I (Jersey) L.P.

                                    By: /s/ Julia Chapman
                                       ---------------------------------------
                                       Name: Mrs. Julia Chapman
                                       Title: Director of the General Partner
                                              Index Venture Associates I Limited

                                    INDEX VENTURES I (Delaware) L.P.

                                    By: /s/ Julia Chapman
                                       ---------------------------------------
                                       Name: Mrs. Julia Chapman
                                       Title: Director of the General Partner
                                              Index Venture Associates I Limited

                                    "FOUNDERS"



                                    ------------------------------------------
                                    Michael C. Grant

                                    /s/ T. Kailath
                                    ------------------------------------------
                                    Thomas Kailath

                                    /s/ Yagyensh C. Pati
                                    ------------------------------------------
                                    Yagyensh C. Pati

                                    /s/ Yao-Ting Wang
                                    ------------------------------------------
                                    Yao-Ting Wang

SECOND CLOSING                      "SERIES D PURCHASERS"

                                    CHAIRMAN ENTERPRISES CO., LTD.

                                    By: /s/ Ching Lien Kuo
                                       ---------------------------------------
                                       Name: Ching Lien Kuo
                                       Title: Chairman of the Board

                                    /s/ Tony S. Hsu
                                    ------------------------------------------
                                    Tony S. Hsu and

                                    /s/ Lily Pao Hsu
                                    ------------------------------------------
                                    Lily Pao Hsu, as Trustees, or any Successor
                                    Trustee, under the Tony and Lily Hsu Family
                                    Trust created by Tony S. Hsu and Lily Pao
                                    Hsu, as Trustors, dated November 8, 1980

                                    INDUSTRIAL TECHNOLOGY INVESTMENT CORPORATION

                                    By: /s/ Andrew C. Wang
                                       ---------------------------------------
                                       Name: Andrew C. Wang
                                       Title: Chairman

                                    KANEMATSU ELECTRONICS LTD.

                                    By: /s/ K. Izumi
                                       ---------------------------------------
                                       Name: Katsuhiko Izumi
                                       Title: General Manager

                                    /s/ Richard L. King
                                    ------------------------------------------
                                    Richard L. King

                                    /s/ Kevin M. Monahan
                                    ------------------------------------------
                                    Kevin M. Monahan

                                    TAIWAN MASK CORPORATION

                                    By: /s/ Parkson Chen
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    A.J. STEIN FAMILY PARTNERSHIP
                                    DATED 03/21/88

                                    By: /s/ Alfred J. Stein
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    GATEHOUSE INVESTORS, LLC

                                    By: /s/ C. Snyder
                                       ---------------------------------------
                                       Name: Curt Snyder
                                       Title: Managing Member

                                    /s/ John P. Traub
                                    ------------------------------------------
                                    John P. Traub or

                                    /s/ Carol G. Traub
                                    ------------------------------------------
                                    Carol G. Traub

                                    "SERIES E PURCHASERS"

                                    /s/ Kevin MacLean
                                    ------------------------------------------
                                    Kevin MacLean

                                    /s/ Roger Sturgeon
                                    ------------------------------------------
                                    Roger Sturgeon

                                    /s/ Diana Schuyler  /s/ Robert Schuyler
                                    ------------------------------------------
                                    Robert and Diana Schuyler

                                    /s/ Maxine Nation
                                    ------------------------------------------
                                    Maxine Nation

                                    /s/ Verna McDonald
                                    ------------------------------------------
                                    Verna McDonald

                                    /s/ M.R. Alamillo
                                    ------------------------------------------
                                    Mark R. Alamillo

                                    /s/ Camille Russell-Davis
                                    ------------------------------------------
                                    Camille Russell-Davis

                                    /s/ Linn M. Wenger
                                    ------------------------------------------
                                    Linn Wenger

                                    /s/ Todd Pegelow
                                    ------------------------------------------
                                    Todd Pegelow

                                    /s/ Monique Cary
                                    ------------------------------------------
                                    Monique Cary

                         NUMERICAL TECHNOLOGIES, INC.
                               2630 Walsh Avenue
                            Santa Clara, CA  95051

                       1999 SECOND AMENDED AND RESTATED
                         SHAREHOLDER RIGHTS AGREEMENT

                                January 1, 2000

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
SECTION 1 Information Rights....................................................................   2
     1.1   Financial Information................................................................   2
     1.2   Termination of Covenants.............................................................   3
SECTION 2 Restrictions on Transferability of Securities;  Compliance with Securities Act;
     Registration Rights.......................................................................... 4
     2.1   Restrictions on Transferability......................................................   4
     2.2   Certain Definitions..................................................................   4
     2.3   Restrictive Legend...................................................................   6
     2.4   Restrictions on Transfer; Notice of Proposed Transfers...............................   7
     2.5   Requested Registration...............................................................   8
     2.6   Company Registration.................................................................  10
     2.7   Registration on Form S-3.............................................................  11
     2.8   Limitations on Subsequent Registration Rights........................................  12
     2.9   Expenses of Registration.............................................................  12
     2.10  Registration Procedures..............................................................  13
     2.11  Indemnification......................................................................  13
     2.12  Information by Holder................................................................  14
     2.13  Rule 144 Reporting...................................................................  15
     2.14  Transfer of Registration Rights......................................................  15
     2.15  Standoff Agreement...................................................................  15
     2.16  Termination of Registration Rights...................................................  16
     2.17  Suspension of Sales..................................................................  16
SECTION 3 Co-Sale Rights........................................................................  16
     3.1   Right to Participate.................................................................  16
     3.2   Qualified Participation..............................................................  17
     3.3   Continuing Rights....................................................................  17
     3.4   Termination..........................................................................  17
SECTION 4 Right of First Refusal................................................................  18
     4.1   Right of First Refusal...............................................................  18
SECTION 5 Board Rights..........................................................................  19
     5.1   Board Visitation Right...............................................................  19
     5.2   Board Representation.................................................................  20
SECTION 6 Miscellaneous.........................................................................  21
     6.1   Governing Law........................................................................  21
     6.2   Survival.............................................................................  21
     6.3   Successors and Assigns...............................................................  21
     6.4   Entire Agreement; Amendment..........................................................  21

     6.5   Notices, etc.........................................................................  22
     6.6   Delays or Omissions..................................................................  22
     6.7   Counterparts.........................................................................  22
     6.8   Severability.........................................................................  22
     6.9   Titles and Subtitles.................................................................  23
     6.10  Confidentiality......................................................................  23
     6.11  Entire Agreement; Effect on 1999 Rights Agreement....................................  23

                         NUMERICAL TECHNOLOGIES, INC.

         1999 SECOND AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT

     This 1999 Second Amended and Restated Shareholder Rights Agreement (the "Agreement") is made as of January 1, 2000 by and among (i) Numerical Technologies, Inc., a California corporation (the "Company"), (ii) the purchasers of the Company's Series A Preferred Stock (the "Series A Purchasers") pursuant to the Company's Series A Preferred Stock Purchase Agreement dated October 19, 1996 (the "Series A Agreement"), (iii) the purchasers of the Company's Series B Preferred Stock (the "Series B Purchasers") pursuant to the Company's Series B Preferred Stock and Warrant Purchase Agreement dated June 27, 1997 (the "Series B Agreement"), (iv) the purchasers of the Company's Series C Preferred Stock (the "Series C Purchasers") pursuant to the Company's Series C Preferred Stock and Warrant Purchase Agreement dated June 5, 1998 (the "Series C Agreement"), (v) the purchasers of the Company's Series D Preferred Stock (the "Series D Purchasers") pursuant to the Company's Series D Preferred Stock Purchase Agreement dated June 4, 1999 (the "Series D Agreement"), (vi) the shareholders of Transcription Enterprises Limited ("TE") who acquire the Company's Series E Preferred Stock (the "Series E Purchasers," and collectively with the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, and the Series D Purchasers, collectively referred to herein as the "Purchasers") pursuant to the Reorganization Agreement (as defined below), and
(vii) Yagyensh C. Pati, Yao-Ting Wang, Thomas Kailath and Michael C. Grant (collectively, the "Founders").

                                R E C I T A L S
                                ---------------

     A. The Company, the Series A Purchasers and the Founders are parties to the Shareholder Rights Agreement, dated as of October 19, 1996 (the "Original Rights Agreement"), pursuant to which the Series A Purchasers and the Founders were granted certain rights, including but not limited to registration rights.

     B. The Company, the Series A Purchasers, the Series B Purchasers and the Founders are parties to the Amended and Restated Shareholder Rights Agreement, dated as of June 27, 1997 (the "Prior Rights Agreement"), pursuant to which the Series A Purchasers, the Series B Purchasers and the Founders were granted certain rights, including but not limited to registration rights. The Prior Rights Agreement superseded and replaced the Original Rights Agreement in its entirety.

     C. The Company, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and the Founders are parties to the 1998 Amended and Restated Shareholder Rights Agreement, dated as of June 5, 1998 (the "1998 Rights Agreement"), pursuant to which the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and the Founders were granted certain rights, including but not limited to registration rights. The 1998 Rights Agreement superseded and replaced the Prior Rights Agreement in its entirety.

     D. The Company, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers, and the Founders are parties to the 1999 Amended and Restated Shareholder Rights Agreement, dated as of June 4, 1999 (the "1999 Rights Agreement"), pursuant to which the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers and the Founders were granted certain rights, including but not limited to registration rights. The 1999 Rights Agreement superseded and replaced the Prior Rights Agreement in its entirety.

     E. Pursuant to the Agreement and Plan or Reorganization, dated December 21, 1999, among the Company, Transcription Enterprises Limited, Inc., a wholly owned subsidiary of the Company ("Sub"), TE and certain shareholders of TE (the "Reorganization Agreement"), TE merged with and into Sub ("Merger"), with Sub as the surviving corporation (the "Surviving Corporation"), and in connection with the Merger, the shareholders of TE exchanged all of the outstanding shares of capital stock of TE (the "TE Shares") owned by such shareholders for shares of Series E Preferred Stock of the Company, amounts in cash and indebtedness evidenced by promissory notes of the Company (the "Notes").

     F. In order to induce the shareholders of TE to approve the Merger and to accept the Series E Preferred Stock as part of the Merger Consideration (as defined in the Reorganization Agreement), the Series E Purchasers and the Company agree to provide for the rights set forth herein.

     G. The Company has requested and the holders, holding at least a majority of the shares of the Company's Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock have agreed, pursuant to Section 6.4 of the 1999 Rights Agreement to amend and restate in its entirety the 1999 Rights Agreement, in the manner set forth herein.

     H. The Purchasers agree to be bound by all of the terms and conditions of this Agreement. The Founders are parties to this Agreement for purposes of Sections 2.6, 2.9 through 2.17, 3 and 6 only.

     NOW, THEREFORE, the parties agree as follows:

                                   SECTION 1

                              Information Rights
                              ------------------
1.1  Financial Information
     ---------------------

     (a) Within ninety (90) days after the end of each fiscal year, the Company shall deliver to each Purchaser audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and audited consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail.

     (b) Within forty-five (45) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, the Company shall deliver to each Series A Purchaser, each Series B Purchaser, each Series C Purchaser, each Series D Purchaser and each Series E Purchaser who continues to hold at least an aggregate of 50,000 shares (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to such shares (a "Recapitalization")) of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock (including the shares of Series C Preferred Stock issuable upon exercise of the Series C Warrants (as such term is defined in the Series D Agreement)), Series D Preferred Stock, or Series E Preferred Stock, as the case may be, or Common Stock issued or issuable pursuant to conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock, as the case may be, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such period prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

     (c) The rights granted pursuant to Section 1.1 may not be assigned or otherwise conveyed by any Purchaser, or by any subsequent transferee of any such rights without the prior written consent of the Company except as authorized in this Section. After giving notice to the Company, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers, or the Series E Purchasers, without the Company's consent, may assign the rights granted pursuant to Section 1.1 to any transferee, other than a competitor of the Company, who acquires (or acquires a warrant exercisable for) Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock, as the case may be, convertible into at least an aggregate of 50,000 shares of the Company's Common Stock (appropriately adjusted for any Recapitalization).

     1.2  Termination of Covenants.
          ------------------------
          The obligations of the Company set forth in this Section 1 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                   SECTION 2
                                   ---------

                Restrictions on Transferability of Securities;
                ----------------------------------------------
              Compliance with Securities Act; Registration Rights
              ---------------------------------------------------

     2.1  Restrictions on Transferability.  The Series A Preferred Stock, the
          -------------------------------
Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred

Stock and the Conversion Stock (as defined below) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2. The Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers, and the Series E Purchasers will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers, or the Series E Purchasers, as the case may be, to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

     2.2  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

     "Closing Date" shall mean the Effective Date (as defined in the Reorganization Agreement) of the Merger.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Conversion Stock" means the Common Stock issued or issuable pursuant to conversion of the Preferred Stock, including without limitation the Common Stock issuable upon conversion of the Series C Preferred Stock issuable upon exercise of the Series C Warrants. For purposes only of Sections 2.6, 2.9 through 2.17, 3 and 6 hereof, "Conversion Stock" shall also be deemed to mean any Common Stock held by a Founder.

     "Holder" shall mean (i) any Purchaser holding Registrable Securities (including Preferred Stock) and (ii) any person holding Registrable Securities to whom the rights under this Section 2 have been transferred in accordance with
Section 2.14 hereof. For purposes only of Sections 2.6, 2.9 through 2.16 and 5 hereof, "Holder" shall also be deemed to mean any Founder.

     "Initiating Holders" shall mean Holders in the aggregate of greater than 25% of the Registrable Securities.

     "Preferred Stock" shall mean the Series A Preferred Stock issued pursuant to the Series A Agreement, the Series B Preferred Stock issued pursuant to the Series B Agreement, the Series C Preferred Stock issued pursuant to the Series C Agreement or upon exercise of the Series C Warrants, the Series D Preferred Stock issuable pursuant to the Series D Agreement, the Series E Preferred Stock issuable pursuant to the Reorganization Agreement, and any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock, as the case may be, issued in respect of such shares upon a Recapitalization. For purposes of this Agreement, Series C Preferred Stock shall be deemed to include any shares of Series C Preferred Stock issuable or issued upon exercise of the Series C Warrants, and all rights of the Series C Purchasers with respect to their shares of capital stock of the Company contained herein shall apply to such shares of Series C Preferred Stock issuable or issued upon exercise of the Series C Warrants.

     "Registrable Securities" means (i) the Conversion Stock and (ii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock upon any Recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are, in the opinion of counsel for the Company, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.5, 2.6, 2.7 and 2.10 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

     "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.3 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

     "Series E Conversion Stock" shall mean the Common Stock issued or issuable pursuant to conversion of the Series E Preferred Stock.

     "Series E Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.3(b) hereof.

     "Series E Registrable Securities" means (i) the Series E Conversion Stock and (ii) any Common Stock of the Company issued or issuable in respect of the Series E Conversion Stock upon any Recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Series E Conversion Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Series E Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are, in the opinion of counsel for the Company, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

     2.3  Restrictive Legend.
          ------------------

          (a) Series A Preferred, Series B Preferred, Series C Preferred, and
              ---------------------------------------------------------------
Series D Preferred Legend.  Each certificate representing (i) the Preferred
-------------------------
Stock (other than the Series E Preferred Stock), or (ii) the Registrable Securities (other than the Series E Registrable Securities) shall (unless otherwise permitted by the provisions of Section 2.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

          (b) Series E Preferred Legend.  Each certificate representing (i) the
              -------------------------
Series E Preferred or (ii) the Series E Registrable Securities shall (unless otherwise permitted by the provisions of Section 2.4(b) below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR
AN EXEMPTION THEREFROM UNDER SAID ACT.   THE SECURITES DURING A PERIOD OF NINE
MONTHS FROM DATE OF ISSUANCE OF SUCH SECURITIES MAY ONLY BE RESOLD TO PERSONS RESIDENT WITHIN THE STATE OF CALIFORNIA AND IN ACCORDANCE WITH RULE 147 OF THE SECURITIES ACT OF 1933. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

          (c) Consent.  Each Holder consents to the Company making a notation on
              -------
its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Section 2.

     2.4  Restrictions on Transfer; Notice of Proposed Transfers.
          ------------------------------------------------------

          (a) Series A Preferred, Series B Preferred, Series C Preferred and
              --------------------------------------------------------------
Series D Preferred Restrictions on Transfer.  The holder of each certificate
-------------------------------------------
representing Restricted Securities (other than the Series E Restricted Securities) by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by the Holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) any transfer by any Holder to (A) any individual or entity controlled by, controlling, or under common control with, such Holder or
(B) any individual or entity with respect to which such Holder (or any person controlled by, controlling, or under common control with, such Holder) has the power to direct investment decisions, (iv) in transactions in compliance with Rule 144 or (v) a transfer involving any Series E Restricted Securities), and unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) a written opinion of legal counsel, who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.3(a) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

          (b) Series E Preferred Restrictions on Transfer.  Notwithstanding
              -------------------------------------------
anything to the contrary contained in Section 2.4(a) hereof, each holder of each certificate representing any Series E Restricted Securities agrees to comply in all respects with the provisions of this Section 2.4(b). Prior to any proposed sale, assignment, transfer or pledge of any Series E Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer or such transfer is made after a date which is nine months after the Effective Date of the Merger, the holders of such Series E Restricted Securities shall give the written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by either (i) a written opinion of legal counsel who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Series E Restricted Securities is made in compliance with Rule 147 and may be effected without registration under the Securities Act, or (ii) a "No Action" letter from the Commission to the effect that the transfer of such Series E Restricted

Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Series E Restricted Securities shall be entitled to transfer such Series E Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Series E Restricted Securities transferred as above provided shall bear the appropriate restrictive legend as set forth in Section 2.3(b) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel of such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     2.5  Requested Registration.
          ----------------------

          (a) General Request for Registration.
              --------------------------------

              (1) Request For Registration.  In case the Company shall receive
                  ------------------------
from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to (1) at least twenty five percent (25%) of the issued and outstanding Registrable Securities or (2) not less than that number of shares of Registrable Securities which would result in an anticipated aggregate offering price, net of underwriting discounts and commissions, greater than two million dollars ($2,000,000) (an "IPO"), the Company will:

                  (ii) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                  (iii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;

                  Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5(a)(1):

                          (A) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                          (B) Prior to six (6) months after the effective date
of the Company's first registered public offering of its stock;

                          (C) During the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                          (D) After the Company has effected two (2) such
registrations pursuant to this subparagraph 2.5(a)(l), and such registrations have been declared or ordered effective; or

                          (E) If the Company shall furnish to such Holders a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.5 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Initiating Holders; provided that the Company may not exercise this
                             -------- ----
deferral right more than once per twelve (12) month period.

                  Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

              (2) Underwriting.  In the event that a registration pursuant to
                  ------------
Section 2.5(a) is for a registered public offering involving an underwriting, the Company shall so advise the applicable Holders as part of the notice given pursuant to Section 2.5(a)(1)(i). In such event, the right of any such Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.5, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders if registration is requested pursuant to Section 2.5(a)(1), but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     2.6  Company Registration.
          --------------------

          (a) Notice of Registration.  If at any time or from time to time the
              ----------------------
Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

              (i)   promptly give to each Holder written notice thereof; and

              (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

          (b) Underwriting.  If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.6(a)(i). In such event the right of any Holder to registration pursuant to Section 2.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then: (i) if such registration is the first offering by the Company to the general public of its securities for its account, the managing underwriter may exclude some or all Registrable Securities from such registration and underwriting (provided the securities of other shareholders are not included therein), and (ii) if such registration is other than the first offering by the Company to the general public of its securities for its account, the managing underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in such registration and underwriting to an aggregate of not less than thirty percent (30%) of the total number of the securities to be registered in such registration and underwriting; provided that any shares of stock held by
                                    -------- ----
the Founders proposed to be included in the registration and underwriting shall be reduced to zero prior to any reductions with respect to Registrable Securities held by any other Holders. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c) Right to Terminate Registration.  The Company shall have the right
              -------------------------------
to terminate or withdraw any registration initiated by it under this Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     2.7  Registration on Form S-3.
          ------------------------

          (a) If any Holder or Holders hold Registrable Securities equal or convertible in the aggregate to not less than 1% of the then outstanding Common Stock request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two (2) registrations pursuant to this Section 2.7 in any twelve (12) month period. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. The substantive provisions of Section 2.5(a)(2) and 2.5(b)(2) shall be applicable to each registration initiated under this Section 2.7.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) prior to the Company's first registered public offering of its stock; (iii) if the Company, within ten
(10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement
       ---- ----
with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iv) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a

Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (v) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred and twenty (120) days from the receipt of the request to file such registration by such Holder; provided that the Company may not
                                          -------- ----
exercise this deferral right more than once per twelve (12) month period.

     2.8  Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
Closing Date, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the
                               ---- -----
Holders hereunder, or (ii) such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.

     2.9  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with (i) two (2) registrations pursuant to Section 2.5(a), (ii) all registrations pursuant to Section 2.6, and (iii) all registrations pursuant to
Section 2.7 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     2.10 Registration Procedures.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed; and

          (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     2.11 Indemnification
          ---------------

          (a) The Company will indemnify each Holder, each of its officers, directors, partners and shareholders, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and within a reasonable period the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action as such expenses are incurred; provided that the
                                                           -------- ----
Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to each Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

          (c) Each party entitled to indemnification under this Section 2.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which includes an admission of fault on behalf of the Indemnified Party.

     2.12 Information by Holder.  The Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

     2.13 Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     2.14 Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register securities granted Holders under Sections 2.5, 2.6 and 2.7 may be assigned to a transferee or assignee reasonably acceptable to the Company which acquires at least 50,000 shares (appropriately adjusted for any Recapitalization) of Registrable Securities in connection with any transfer or assignment of Registrable Securities by the Holders.

     2.15 Standoff Agreement.  In connection with any public offering of the
          ------------------
Company's securities, the Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days in the case of an initial public offering or ninety
(90) days in the case of any other public offering) from the effective date of such registration as may be requested by the underwriters; provided that the
                                                           -------- ----
officers and directors and all 1% shareholders of the Company who own stock of the Company also agree and remain subject to such restrictions. Notwithstanding the foregoing, the provisions of this Section 2.15 shall not be interpreted to restrict Goldman, Sachs & Co. and its affiliates in the normal course of their brokerage, advisory, financing, trading, arbitrage and other of their ordinary course activities.

     2.16 Termination of Registration Rights.  The registration rights granted
          ----------------------------------
pursuant to Section 2 shall terminate as to each Holder at such time as a public market for the Company's Common Stock exists and all Registrable Securities held by such Holder may, in the opinion of counsel to the Company (which opinion shall be addressed and rendered to Holder), be sold within a given three month period pursuant to Rule 144.

     2.17 Suspension of Sales.  The Company shall have the right to suspend
          -------------------
sales of Registrable Securities by Holders who propose to sell such Registrable Securities pursuant to Sections 2.5 and 2.7 hereof in the event the Company determines, in its good faith judgment, that there exists material information regarding the Company that has not been disclosed to the public and which is not disclosed (or incorporated by reference) in the registration statement covering such Registrable Securities (the "Undisclosed Material Information"). In furtherance of the foregoing, prior to making any such sale, any such Holder shall furnish to the Company a written notice stating that it intends to make a sale. Within two (2) days of receipt of such notice, the Company shall provide written notice to the Holders proposing to sell Registrable Securities as to whether the Company shall suspend such sale due to the existence of Undisclosed Material Information. The Holders shall suspend any further sale of Registrable Securities pursuant to the registration statement until the Company advises such Holders that the registration statement has been amended. In such event, the Company shall cause the registration statement to be amended as soon as reasonably practicable, provided that the Company shall not be required to amend the registration statement during any time when the Company's officers and directors are prohibited from buying or selling the Company's Common Stock pursuant to the Company's insider trading policy. Notwithstanding the foregoing sentence, the Company shall file any amendment necessary for the Holders to recommence their sales under the registration statement concurrently with the commencement of any period in which directors and officers of the Company are allowed to buy or sell Common Stock pursuant to the Company's insider trading policy.

                                   SECTION 3
                                   ---------

                                Co-Sale Rights
                                --------------

     3.1  Right to Participate.  At any time a Founder (a "Seller") proposes to
          --------------------
sell or otherwise dispose of for value to a third party (the "Proposed Transferee") any Common Stock of the Company held by such Founder (the "Offered Securities"), such Founder shall notify the Company in writing. The Company shall notify each Purchaser in writing (the "Sale Notice") and each Purchaser shall have the right to participate in the sale to the Proposed Transferee upon the same terms and conditions as the Seller, subject to the terms and conditions set forth in this Section 3. A Purchaser shall exercise its right by delivering to the Seller, within fifteen (15) days of the date of the Sale Notice, (i) written notice of its intention to participate, specifying the amount of shares Purchaser desires to sell to the Proposed Transferee, and (ii) one or more certificates representing the number of shares of Common Stock which Purchaser elects to sell hereunder, duly endorsed for transfer to the Proposed Transferee.

     3.2  Qualified Participation.  Each Purchaser (and its permitted
          -----------------------
transferees) shall have the right to sell up to that number of shares of Common Stock equal to the product of (i) the amount of Offered Securities multiplied by
(ii) a fraction, the numerator of which is the number of shares of Common Stock (including Conversion Stock) owned by such Purchaser, and the denominator of which is the total number of shares of Common Stock (including Conversion Stock) owned by the Seller and the Purchasers as a group. In the event that the Proposed Transferee desires to purchase a number of shares of Common Stock different from the amount of the Offered Securities (the "New Amount"), the New Amount shall be substituted for Offered Securities in the above equation for the purpose of determining each Purchaser's participation rights. In the event of Purchaser participation, the amount of Offered Securities which Seller is entitled to sell on Seller's own behalf shall be reduced accordingly, and Seller shall include such Purchaser shares in the sale of the Offered Securities.

     3.3  Continuing Rights.  The exercise or non-exercise of the right to
          -----------------
participate hereunder with respect to a particular sale by a Seller shall not adversely affect a Purchaser's right to participate in subsequent sales by the same or other Sellers pursuant to this Section 3.

     3.4 Termination. This Section 3 regarding Co-Sale Rights of the Agreement shall terminate upon the earliest to occur of:

          (a) the closing of the sale of Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than a registration relating solely to an employee benefit plan of the Company) at a public offering price

(prior to underwriting commissions and expenses) of at least $16.00 per share (appropriately adjusted for any Recapitalization) and in which the aggregate gross proceeds received by the Company from the underwriters in such offering equal or exceed $15,000,000.

          (b) the date ten (10) years from the date of this Agreement.

          (c) the consolidation, merger (but only with respect to a consolidation or merger pursuant to which shareholders of the Company (determined immediately prior to such consolidation or merger) hold less than 50% of the voting securities of the surviving or acquiring corporation) or sale of all or substantially all of the assets of the Company.

                                   SECTION 4
                                   ---------

                            Right of First Refusal
                            ----------------------

     4.1  Right of First Refusal.  Subject to the terms and conditions specified
          ----------------------
in this Section 4.1, the Company hereby grants to each Purchaser a right of first refusal with respect to future sales by the Company of its New Securities (as hereinafter defined). A Purchaser shall be entitled to apportion the right of first refusal hereby granted it among itself and any individual or entity controlled by, controlling, or under common control with, such Purchaser in such proportions as it deems appropriate. For purposes of this Section 4 only, the term "Purchaser" or "Purchasers" shall mean any Purchaser who is an "accredited investor" within the meaning of Regulation D, Rule 501(A), promulgated by the Commission.

     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (the "New Securities"), the Company shall first make an offering of such New Securities to each Purchaser in accordance with the following provisions:

          (a) The Company shall deliver a notice ("Notice") to the Purchasers stating, (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

          (b) Within twenty (20) days after giving of the Notice, each Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock then held, by such Purchaser bears to the total number of shares of Common Stock of the Company then outstanding (determined on a fully diluted basis (assuming the conversion of convertible securities and the exercise of outstanding and unexercised options and warrants)).

          (c) If all New Securities referred to in the Notice which the Purchasers are entitled to obtain pursuant to subsection 4.1(b) are not elected to be obtained as provided in subsection 4.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 4.1(b) hereof, offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchasers in accordance herewith.

          (d) Notwithstanding the foregoing, New Securities do not include (i) securities offered to the public generally pursuant to a registration statement under the Securities Act, (ii) securities issued in connection with a bona fide business acquisition of or by the Company approved by the Board of Directors (and approved by a majority of the non-employee members of the Board of Directors (the "Outside Directors")), whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iii) shares of the Company's Common Stock, or related options exercisable for such Common Stock, issued to employees, officers, directors, OEMs (or other strategic partners), customers and suppliers of, and consultants to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company (and approved by the Outside Directors), (iv) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities either (A) outstanding on the date of this Agreement or (B) issued after the date of this Agreement (provided, in the case of clause (B), the original convertible or exercisable securities were subject to or exempt from the right of first refusal), (v) securities issued in connection with any Recapitalization, or (vi) shares of currently authorized Series E Preferred Stock pursuant to the terms of the Reorganization Agreement or shares issued or issuable upon conversion of the Series E Preferred Stock.

          (e) The right of first refusal set forth in this Section 4.1 may not be assigned or transferred, except that such right is assignable by each Purchaser (i) to a transferee or assignee that acquires at least 50,000 shares of Registrable Securities from a Purchaser (appropriately adjusted for any Recapitalization), or (ii) to any individual or entity controlled by, controlling, or under common control with, such Purchaser, provided that (a) the
                                                           -------- ----
Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such right of first refusal is being transferred or assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.15; and (c) such transfer or assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a holder of Registrable Securities, the holdings of any individual or entity controlled by, controlling, or under common control with, such holder shall be aggregated together; provided that all assignees and transferees who would not qualify
          -------- ----
individually for assignment of the right of first refusal shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 4.1.

                                   SECTION 5
                                   ---------

                                 Board Rights
                                 ------------

     5.1 Board Visitation Right. One representative of each of (i) The Goldman Sachs Group, Inc. ("GS"), (ii) Index Ventures I (Delaware), L.P. ("Index"), and
(iii) the Series E Purchasers shall have reasonable Board of Directors' visitation rights. The representative of the Series E Purchasers shall be designated by the holders of a majority of the then issued and outstanding Series E Preferred Stock. Such visitation rights shall include (i) the right to receive reasonable notice in advance of all Board of Directors meetings and Board committee meetings, (ii) the right to receive, concurrently with receipt by members of the Board of Directors, all materials, reports and other written communications received by members of the Board of Directors, (iii) the right to attend all Board of Directors meetings and meetings of committees thereof and
(iv) the right of the representatives to be reimbursed for their reasonable out-of-pocket expenses in attending such Board of Director meetings, not to exceed an aggregate of $7,000 per meeting; provided, however, that the Company shall
                                    --------  -------
require as a condition precedent to the rights under this Section 5.1 that each person proposing to attend any meeting of the Board of Directors or committee thereof and each person to have access to any of the information provided by the Company to the Board of Directors agree to hold in confidence information so received during such meetings or otherwise (except in connection with a person's obligations to inform GS, Index, or the Series E Purchasers so each of GS, Index, and the Series E purchasers will have sufficient information to monitor its investment in the Company), and provided further, however, that the Company
                                    -------- -------
reserves the right not to provide information and to exclude such representative from any meeting or portion thereof if delivery of such information or attendance at such meeting or portion thereof by such representative would result in disclosure of trade secrets to such representative and would materially adversely impact the Company or would adversely affect the attorney-client privilege between the Company and its counsel.

     Notwithstanding anything to the contrary contained in this Section 5.1 hereof, the Series E Purchasers shall have such board visitation rights set forth herein only at such time that the Series E Holders no longer have the right to elect, as a class, one member of the Board of Directors in accordance with Section 5.2 of this Agreement.

     The rights set forth in this Section 5.1 shall terminate and be of no further force or effect on the date, (i) with respect to GS, that GS (including the holdings of any individual or entity controlled by, controlling, or under common control with GS) holds less than 297,282 shares of the Common Stock issued or issuable upon conversion of the Series D Preferred (appropriately adjusted for any Recapitalization), (ii) with respect to Index, that Index (including the holdings of any individual or entity controlled by, controlling, or under common control with Index) holds less than 297,282 shares of the Common Stock issued or issuable upon conversion of the Series D Preferred (appropriately adjusted for any Recapitalization), or (iii) with respect to the Series E Purchasers, that the Series E Purchasers (including the holdings of any individual or entity controlled by, controlling, or under common control with any Series E Purchaser) holds less than 50% of the shares of the Common Stock issued or issuable upon conversion of the Series E Preferred (appropriately adjusted for any Recapitalization).

     5.2 Board Representation. Except as may otherwise be consented to by the holders of a majority of the outstanding Common Stock and Preferred Stock of the Company, the Company shall fix and maintain the number of directors on the Board of Directors of the Company at seven (7) members. At each election of directors the Purchasers and the Founders (and their permitted transferees) shall vote all of their respective capital stock so as to elect: (a) one (1) member designated by a majority of the outstanding shares of Series E Preferred, so long as more than 50% of the number of shares of Series E Preferred originally issued are outstanding; and (b) the remaining six (6) directors shall be elected by a majority of the outstanding shares of Common Stock, the Series A Preferred, the Series B Preferred, the Series C Preferred, and the Series D Preferred together as a class. In the event that not more than 50% of the number of shares of Series E Preferred originally issued are outstanding, all directors shall be elected by a majority of the Common Stock and the Preferred Stock voting together. Any vote taken to remove any director elected pursuant to this Section 5.2, or to fill any vacancy created by the resignation or death of a director elected pursuant to this Section 5.2, shall also be subject to the provisions of this Section 5.2.

                                   SECTION 6
                                   ---------

                                 Miscellaneous
                                 -------------

     6.1  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the internal laws of the State of California.

     6.2  Survival.  The covenants and agreements made herein shall survive any
          --------
investigation made by the Purchasers and the closing of the transactions contemplated hereby.

     6.3  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     6.4 Entire Agreement; Amendment. This Agreement, the Series A Agreement, the Series B Agreement, the Series C Agreement, the Series D Agreement, the Reorganization Agreement and the other documents delivered pursuant hereto on the Closing Date constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock may, with the Company's prior written consent, waive, modify or amend on behalf of all such holders, any provisions hereof. Notwithstanding the foregoing, Section 3 of this Agreement may not be amended in a manner that adversely affects the Founders without the written consent of the Founders, and
Section 5 of this Agreement may only be amended with the written consent of GS, Index and a majority of the issued and outstanding shares of Series E Preferred Stock.

     6.5  Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address, as shown on the stock records of the Company, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of Preferred Stock, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Preferred Stock who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the front page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchasers.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     6.6  Delays or Omissions.  Except as expressly provided herein, no delay or
          -------------------
omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     6.7  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     6.8  Severability.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if
                        -------- ----
it materially changes the economic benefit of this Agreement to any party.

     6.9  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not considered in construing or interpreting this Agreement.

     6.10 Confidentiality.  Each Purchaser and Founder agrees not to use the
          ---------------
names of Intel Corporation, a Delaware corporation ("Intel") and Holder of Series B Preferred Stock, or the names of Intel's affiliates or refer to Intel or its affiliates directly or indirectly in connection with Intel's or its affiliates' equity investment in the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with Intel's prior written consent, which consent will generally not be granted. Each Purchaser and Founder further agrees to keep the terms and conditions of this Agreement in strictest confidence, it being understood that this restriction shall not prohibit disclosure to the parties' counsel, accountants and professional advisors.

     6.11 Entire Agreement; Effect on 1999 Rights Agreement.
          ----------------

          (a) Entire Agreement. This Agreement constitutes the full and entire
              ----------------
understanding and agreement between the parties regarding the subject matter hereof and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (b) Effect on Prior Rights Agreement.  The provisions of this
              --------------------------------
Agreement amend and supersede any rights or obligations under the 1999 Rights Agreement.

     The foregoing agreement is hereby executed as of the date first above written.
                         "COMPANY"
                         NUMERICAL TECHNOLOGIES, INC.
                         a California Corporation


                         By: /s/ Yagyensh C. Pati
                             ----------------------------------------
                             Yagyensh C. Pati, President and Chief
                             Executive Officer

                         "SERIES A PURCHASERS"

                         ABBAS EL GAMAL - SMITH BARNEY INC.
                         SEP CUSTODIAN ACCT. #449-61489-19

                         By: /s/ J. Marguet
                            -------------------------------------

                         Title: VP Investments
                               ----------------------------------

                         /s/ Chiang Cheng-Te
                         -----------------------------------------
                         Chiang Cheng-Te

                         /s/ Naren Gupta
                         -----------------------------------------
                         Naren K. Gupta, As Custodian for Anneka
                         Rupali Gupta under the California Uniform
                         Transfers to Minors Act

                         /s/ Naren Gupta
                         -----------------------------------------
                         Naren K. Gupta, As Custodian for Serena Sapna Gupta under the California Uniform Transfers to Minors Act

                         /s/ T. Kailath
                         -----------------------------------------
                         Thomas Kailath, Trustee of the Paul V. Kailath Irrevocable Trust UAD 10/1/89

                         /s/ T. Kailath
                         -----------------------------------------
                         Thomas Kailath, Trustee of the Priya S. Kailath Irrevocable Trust UAD 10/1/89


                         _________________________________________
                         Hsin-Chang Sanko Lan

                         /s/ Marc Levenson
                         -----------------------------------------
                         Marc D. Levenson


                         _________________________________________
                         Li-Hsiang Lin

                         ROUNDSWAY CORPORATION

                         By: /s/ Jen-Chang Lan
                            ------------------------------------

                         Title: Chairman
                               ---------------------------------


                         /s/ George Verghese
                         ---------------------------------------
                         George Verghese and



                         /s/ Ann Kailath
                         ---------------------------------------
                         Ann Kailath

                         "SERIES B PURCHASERS"

                         INTEL CORPORATION

                         By: /s/ Noel Lazo
                            ------------------------------------

                         Title: Assistant Treasurer
                               _________________________________


                         /s/ John V. Roos
                         ---------------------------------------
                         John V. Roos


                         WS INVESTMENT COMPANY 97B

                         By: /s/ James Terranova
                            ------------------------------------

                         Title:
                               ---------------------------------

                         "SERIES C PURCHASERS"

                         /s/ Mahmoud Eltorai
                         -----------------------------------------------
                         Mahmoud Eltorai &

                         /s/ Janet Eltorai
                         -----------------------------------------------
                         Janet Eltorai, Trustees of the Mahmoud & Janet Eltorai Revocable Trust Deed, Dated 5/31/89

                         GOEL FAMILY PARTNERSHIP

                         By:_____________________________________________

                         Title:__________________________________________



                         /s/ Ash Gupta
                         -----------------------------------------------
                         Ash Gupta &

                         /s/ Anita Gupta
                         -----------------------------------------------
                         Anita Gupta

                         /s/ Ash Gupta
                         -----------------------------------------------
                         Ash Gupta as Custodian for Ankush Gupta
                         Under the New York Uniform Transfers to Minors Act


                         /s/ Ash Gupta
                         -----------------------------------------------
                         Ash Gupta as Custodian for Aman Gupta
                         Under the New York Uniform Transfers to Minors Act

                         NAREN AND VINITA GUPTA LIVING
                         TRUST DATED 12/2/94

                         By: /s/ Naren Gupta
                            --------------------------------------------
                         Title: Trustee
                               -----------------------------------------

                         THE JONES LIVING TRUST

                         By:
                            --------------------------------------------

                         Title:
                               -----------------------------------------

                         -----------------------------------------------
                         John Kailath


                         -----------------------------------------------
                         John Kailath &


                         -----------------------------------------------
                         Elizabeth Kailath

                         /s/ Victor B. Lawrence
                         -----------------------------------------------
                         Victor Lawrence


                         -----------------------------------------------
                         Hua-Yu Liu

                         THE LUNDY 1996 CHARITABLE TRUST

                         By: /s/ Francis E. Lundy
                            --------------------------------------------

                         Title: Trustee
                               -----------------------------------------

                         MACIAS & RYAN, INC.

                         By: /s/ Kathleen M. Ryan
                            --------------------------------------------

                         Title: COO
                               -----------------------------------------

                         MARKETECH INTERNATIONAL CORPORATION

                         By: /s/ Margaret Kao
                            --------------------------------------------

                         Title: President
                               -----------------------------------------

                         MOHR, DAVIDOW VENTURES V, L.P.
                         BY: FIFTH MDV PARTNERS, L.L.C.,
                         GENERAL PARTNER

                         By: /s/ W.H. Davidow
                            --------------------------------------------

                         Title: Member
                               -----------------------------------------

                         MOHR, DAVIDOW VENTURES V, L.P. As
                         nominee for MDV ENTREPRENEUR'S
                         NETWORK FUND II (A), L.P. AND MDV
                         ENTREPRENEURS' NETWORK FUND II (B), L.P.

                         BY: FIFTH MDV PARTNERS, L.L.C.,
                         GENERAL PARTNER

                         By: /s/ W.H. Davidow
                            --------------------------------------------

                         Title: Member
                               -----------------------------------------


                         /s/ Martin Shea
                         -----------------------------------------------
                         Martin Shea and

                         /s/ Reshmie Shea
                         -----------------------------------------------
                         Reshmie Shea

                         TECHNO PRECISION, INC.

                         By: /s/ signature illegible
                            --------------------------------------------

                         Title: President
                               -----------------------------------------

                         _______________________________________________
                         Ashok K. Vaish and


                         _______________________________________________
                         Gita Vaish, Trustees, Vaish Trust Dated
                         11/26/90


                         _______________________________________________
                         Philip R. Wiser

                         "SERIES D PURCHASERS"

                         THE GOLDMAN SACHS GROUP, INC.

                         By: /s/ Eve M. Gerriets
                            --------------------------------------------
                            Name: Eve M. Gerriets
                            Title: Attorney-in-fact

                         STONE STREET FUND 1999, L.P.
                         By: Stone Street 1999 Corp.,
                             its general partner

                         By: /s/ Eve M. Gerriets
                            --------------------------------------------
                            Name: Eve M. Gerriets
                            Title: Attorney-in-fact

                         BRIDGE STREET FUND 1999, L.P.
                         By: Stone Street 1999 Corp.,
                             its general partner

                         By:
                            --------------------------------------------
                            Name:
                            Title:

                         INDEX VENTURES I (Jersey) L.P.

                         By: /s/ Julia Chapman
                            --------------------------------------------
                            Name: Mrs. Julia Chapman
                            Title: Director of the General Partner Index
                                   Venture Associates I Limited

                         INDEX VENTURES I (Delaware) L.P.
                         By: /s/ Julia Chapman
                            --------------------------------------------
                            Name: Mrs. Julia Chapman
                            Title: Index Venture Associates I Limited

                         "FOUNDERS"



                         /s/ Michael C. Grant
                         -----------------------------------------------
                         Michael C. Grant



                         /s/ T. Kailath
                         -----------------------------------------------
                         Thomas Kailath



                         /s/ Yagyensh C. Pati
                         -----------------------------------------------
                         Yagyensh C. Pati



                         /s/ Yao-Ting Wang
                         -----------------------------------------------
                         Yao-Ting Wang

SECOND CLOSING           "SERIES D PURCHASERS"

                         CHAIRMAN ENTERPRISES CO., LTD.

                         By: /s/ Ching-Lien Kuo
                            --------------------------------------------
                            Name: Ching-Lien Kuo
                            Title: Chairman

                         /s/ Tony S. Hsu
                         -----------------------------------------------
                         Tony S. Hsu and

                         /s/ Lily Pao Hsu
                         -----------------------------------------------
                         Lily Pao Hsu, as Trustees, or any Successor
                         Trustee, under the Tony and Lily Hsu Family
                         Trust created by Tony S. Hsu and Lily Pao Hsu, as Trustors, dated November 8, 1980

                         INDUSTRIAL TECHNOLOGY
                         INVESTMENT CORPORATION

                         By: /s/ Hsien Lin Shirley Chang
                            --------------------------------------------
                            Name: Hsien Lin Shirley Chang
                            Title: President

                         KANEMATSU ELECTRONICS LTD.

                         By: /s/ K. Izumi
                            --------------------------------------------
                            Name: Katsuhiko Izumi
                            Title: General Manager

                         /s/ Richard L. King
                         -----------------------------------------------
                         Richard L. King

                         /s/ Kevin M. Monahan
                         -----------------------------------------------
                         Kevin M. Monahand

                         TAIWAN MASK CORPORATION

                         By: /s/ Parkson Chen
                            --------------------------------------------
                            Name: Parkson Chen
                            Title:

                         A.J. STEIN FAMILY PARTNERSHIP
                         DATED 03/21/88

                         By: /s/ Alfred J. Stein
                            --------------------------------------------
                            Name:
                            Title:


                         GATEHOUSE INVESTORS, LLC

                         By:____________________________________________
                            Name:
                            Title:

                         /s/ John P. Traub
                         -----------------------------------------------
                         John P. Traub or

                         /s/ Carol G. Traub
                         -----------------------------------------------
                         Carol G. Traub

                         "SERIES E PURCHASERS"


                         /s/ Kevin MacLean
                         -----------------------------------------------
                         Kevin MacLean

                         /s/ Roger Sturgeon
                         -----------------------------------------------
                         Roger Sturgeon

                         /s/ Robert Schuyler / /s/ Diana Schuyler
                         -----------------------------------------------
                         Robert and Diana Schuyler

                         /s/ Maxine Nation
                         -----------------------------------------------
                         Maxine Nation

                         /s/ Verna McDonald
                         -----------------------------------------------
                         Verna McDonald

                         /s/ M.R. Alamillo
                         -----------------------------------------------
                         Mark R. Alamillo

                         /s/ Camille Russell-Davis
                         -----------------------------------------------
                         Camille Russell-Davis

                         /s/ Linn M. Wenger
                         -----------------------------------------------
                         Linn Wenger

                         /s/ Todd E. Pegelow
                         -----------------------------------------------
                         Todd Pegelow

                         /s/ Monique Cary
                         -----------------------------------------------
                         Monique Cary